Exhibit 10.61

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVERS LICENSE NUMBER.

DEED OF TRUST, SECURITY

AGREEMENT AND FINANCING STATEMENT

Cover Sheet

Date:	February 9, 2007

Grantor:	CNL Income Canyon Springs, LLC, a Delaware limited liability company

Grantor’s Notice Address:	450 S. Orange Avenue Orlando, Florida 32801 Attn: Tammie A. Quinlan, Executive Vice President and Chief Financial Officer and Attn: Amy Sinelli, Vice President and Corporate Counsel

Trustee:	Peter Graf, Esq. and all successors and assigns for the benefit of Beneficiary (as defined below).

Trustee’s Notice Address:	2626 Howell Street, 10th Floor Dallas, Texas 75204

Beneficiary:	Sun Life Assurance Company of Canada, a Canadian corporation, together with other holders from time to time of the Note (as herein defined).

Beneficiary’s Notice Address:	One Sun Life Executive Park Wellesley Hills, Massachusetts 02481 Attention: Mortgage Investments Group

Note Amount:	$8,010,000.00

Maturity Date:	March 1, 2017

State:	Texas

Record Owner of Land (as defined herein):	CNL Income Canyon Springs, LLC, a Delaware limited liability company

Exhibit A hereto is incorporated herein by reference.

This document prepared by:

Polly Rickard Patel, Esq.

Dinsmore & Shohl LLP

1900 Chemed Center

255 East Fifth Street

Cincinnati, Ohio 45202

513-977-8200

1. DEFINITION OF TERMS. As used herein, the terms defined on the cover sheet hereof shall have the meanings given on such sheet, and the following terms shall have the following meanings:

1.1 Commitment: a certain mortgage loan commitment issued by Beneficiary and accepted by Grantor for the loan secured by this Deed of Trust (the “Loan”).

1.2 Casualty: as defined in Paragraph 5.1.

1.3 Clean-Up: removal and/or remediation of Contamination in accordance with Laws and good commercial practice.

1.4 Contamination: the presence of, use, generation, manufacture, storage, treatment, disposal, discharge or release on, from or to the Property of Hazardous Substances.

1.5 Contested Sum: as defined in clause (f) of Paragraph 4.1.

1.6 Deed of Trust: this Deed of Trust, Security Agreement and Financing Statement and all modifications or amendments thereto or extensions thereof.

1.7 Environmental Actions or Claims: any claim, action or proceeding brought by a governmental authority in connection with Contamination or any claim or action brought by a third party relating to Contamination.

1.8 Event of Default: as defined in Paragraph 8.1.

1.9 Guaranty: a certain Guaranty of Non-Recourse Carve-Outs of even date herewith, made by the Guarantor named in the Note.

1.10 Hazardous Substances: all substances and compounds prohibited or regulated under any Laws; materials containing asbestos or urea formaldehyde; gasoline and other petroleum products; flammable explosives; radon and other natural gases; radioactive materials; and polychlorinated biphenyls and similar solvents.

1.11 Improvements: all buildings, structures and other improvements now or hereafter existing, erected or placed on or under the Land, or in any way used in connection with the use, enjoyment, occupancy or operation of the Land or any portion thereof; all fixtures of every kind and nature whatsoever now or hereafter owned by Grantor and used or procured for use in connection with the Realty.

1.12 In its sole unfettered discretion: as defined in Paragraph 10.8.

1.13 Insurance Premiums: as defined in Paragraph 4.3.

1.14 Insurance Proceeds: as defined in clause (a) of Paragraph 5.3.

1.15 Land: the land described in Exhibit A attached hereto, together with all estate, title, interests, title reversion rights, rents, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, gaps, gores, liberties, privileges, water rights, water courses, alleys, streets, passages, ways, vaults, adjoining strips of ground, licenses, tenements, franchises, hereditaments, rights, appurtenances and easements, now or hereafter owned by Grantor and existing, belonging or appertaining to the Land, all claims or demands whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy and all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter used in connection with, existing, belonging or appertaining to the Land.

1.16 Laws: any and all Federal, regional, state or local laws, ordinances, rules, regulations, statutes, decisions, orders, judgments, directives or decrees of any governmental or regulatory authority, court or arbitrator whether now in force or as amended or enacted in the future, including, without limitation, the Americans with Disabilities Act of 1990, the Water Pollution Control Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendment and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, and all regulations thereunder.

1.17 Leases: all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to all or any portion of the Property, together with all options therefor, amendments thereto and renewals, modifications and guarantees thereof, and all rents, royalties, issues, profits, revenues, income and other benefits of the Property arising at any time (including, without limitation, after the filing of any petition under any present or future Federal or state bankruptcy or similar law) from the use or enjoyment thereof, including, without limitation, cash or securities deposited thereunder to secure performance by the tenants of their obligations thereunder, whether said cash or securities are to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due, additional, percentage, participation and other rentals, fees and deposits.

1.18 Lease Assignment: a certain Assignment of Leases and Rents of even date herewith from Grantor to Beneficiary and all replacements, substitutions, modifications or amendments thereto or extensions thereof .

1.19 Loan Documents: collectively, (a) this Deed of Trust, the Note, the Lease Assignment, the Guaranty, and any and all other documents or instruments related thereto or to the Secured Debt now or hereafter given by or on behalf of Grantor and the

Guarantor to or for the benefit of Beneficiary; and (b) those Notes, Mortgages/Deeds of Trust, Lease Assignments, Guaranties and any and all other documents or instruments related thereto or to the Secured Debt now or hereafter given by or on behalf of the following affiliates of Grantor (each an “Affiliate”) in connection with loans made by Beneficiary to the Affiliates in the following amounts (collectively the “Affiliate Loans”): CNL Income Palmetto, LLC, $3,995,000.00; CNL Income South Mountain, LLC, $6,700,000.00; CNL Income Bear Creek, LLC, $5,850,000.00; CNL Income Valencia, LLC, $19,850,000.00; CNL Income Talega, LLC, $9,100,000.00; CNL Income Weston Hills, LLC, $17,750,000.00; CNL Income Plantation, LLC, $2,780,000.00; CNL Income Mansfield, LLC, $4,425,000.00; CNL Income Cinco Ranch, LLC, $4,685,000.00; CNL Income Fossil Creek, LLC, $4,780,000.00.

1.20 Net Proceeds: as defined in Paragraph 5.3.

1.21 Note: collectively, (a) a certain Promissory Note of even date herewith made by Grantor in favor of Beneficiary in the Note Amount; and (b) those Promissory Notes of even date herewith executed in connection with the Affiliate Loans, and all replacements, substitutions, modifications, renewals and extensions thereof, which Note is payable in Monthly Payments, until the Maturity Date (as each term is defined in the Note).

1.22 Parties in Interest: as defined in clause (d) of Paragraph 8.1.

1.23 Permitted Encumbrances: matters set forth or referred to in Schedule B Part 1 of Beneficiary’s title insurance policy issued in connection with the execution and recording of this Deed of Trust.

1.24 Personalty: all of Grantor’s interest in personal property of any kind or nature whatsoever, whether tangible or intangible, which is used or will be used in the construction of, or is or will be placed upon, or is derived from or used in connection with, the maintenance, use, occupancy, or enjoyment of the Realty, including, without limitation, all accounts, documents, instruments, chattel paper, furniture, appliances, equipment, general intangibles and inventory (as those terms are defined in the Uniform Commercial Code of the State), all plans and specifications, contracts and subcontracts for the construction, reconstruction or repair of the Improvements, bonds, permits, licenses, guarantees, warranties, causes of action, judgments, claims, profits, security deposits, utility deposits, refunds of fees, Insurance Premiums, deposits paid to any governmental authority, letters of credit, insurance policies, Insurance Proceeds, Taking Proceeds, and escrowed funds together with all present and future attachments, accretions, accessions, replacements, and additions thereto and products and proceeds thereof.

1.25 Property: the Realty and Personalty or any portion thereof or interest therein, except as the context otherwise requires.

1.26 Property Liabilities: as defined in clause (e) of Paragraph 4.1.

1.27 Property Taxes and Charges: all real estate taxes, personal property taxes, betterments, assessments (general and special), imports, levies, water, utility and sewage charges, any and all income, franchise, withholding, profits and gross receipts taxes, all other taxes and public charges, imposed upon or assessed against Grantor or the Property or upon the revenues, rents, issues, income and profits of use or possession thereof, and any stamp or other taxes which may be required to be paid with respect to any of the Loan Documents, any of which might, if unpaid, result in a lien on the Property, regardless to whom paid or assessed.

The term “real estate taxes” in the foregoing sentence shall include any form of assessment, license fee, license tax, business license fee or tax, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax, including any city, county, state or Federal government, or any school, architectural, lighting, drainage or other improvement or special assessment district thereof, against any legal or equitable interest in the Property, except general business and income taxes imposed on Beneficiary other than taxes or other amounts referred to in Paragraph 4.1(d).

1.28 Realty: the Land and Improvements or any portion thereof or interest therein, as the context requires.

1.29 Restoration: as defined in clause (b)(i)(1) of Paragraph 5.4.

1.30 Secured Debt: to the extent not prohibited by Laws, all principal, interest, late charges and other sums, charges, premiums, prepayment and other indemnification amounts or other amounts due or to become due under the Loan Documents, together with any other sums expended or advanced by or on behalf of Beneficiary under the Loan Documents or otherwise with respect to the care, maintenance or preservation of the Property or the enforcement of the Loan Documents.

1.31 Taking: as defined in Paragraph 5.1.

1.32 Taking Proceeds: as defined in clause (a) of Paragraph 5.3.

1.33 Trustee: as defined on the cover sheet hereof.

2. GRANTING CLAUSES. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has executed and delivered the Loan Documents and hereby irrevocably and absolutely grants, transfers, assigns, bargains, sells and conveys to Trustee for the benefit of Beneficiary, in trust with all POWERS OF SALE AND STATUTORY RIGHTS AND COVENANTS in the State, all of Grantor’s estate, right, title and interest in, to and under the Realty, and grants to Beneficiary a first and prior security interest in the Personalty and any and all of the following, whether now owned or held or hereafter acquired or owned by Grantor:

(a) all Leases;

(b) all profits and sales proceeds including, without limitation, earnest money and other deposits, now or hereafter becoming due by virtue of any contract or contracts for the sale of Grantor’s interest in the Property; and

(c) all proceeds (including claims thereto or demands therefor) of the conversion, voluntary or involuntary, permitted or otherwise, of any of the foregoing into cash or liquidated claims.

FOR THE PURPOSE OF SECURING THE FOLLOWING OBLIGATIONS OF GRANTOR TO BENEFICIARY, in such order of priority as Beneficiary may elect:

(1) payment of the Secured Debt;

(2) payment of such additional sums with interest thereon which may hereafter be loaned to Grantor by Beneficiary, even if the sum of the amounts outstanding at any time exceeds the Note Amount; and

(3) due, prompt and complete observance, performance, fulfillment and discharge of each and every obligation, covenant, condition, warranty, agreement and representation contained in the Loan Documents.

This Deed of Trust is also intended to be a security agreement under the Uniform Commercial Code as in force from time to time in the State.

3. REPRESENTATIONS AND WARRANTIES. Grantor hereby represents and warrants to Beneficiary that the following are true, correct and complete as of the date of this Deed of Trust.

3.1 Due Organization; Authority. Grantor is duly organized and validly existing and in good standing under the laws of Delaware, is qualified to transact business under the laws of Texas, and has power adequate to carry on its business as presently conducted, to lease the Property, to make and enter into the Loan Documents and to carry out the transactions contemplated therein.

3.2 Execution, Delivery and Effect of Loan Documents. The Loan Documents have each been duly authorized, executed and delivered by Grantor, and each is a legal, valid and binding obligation of Grantor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the exercise of judicial discretion in accordance with general principles of equity.

3.3 Other Obligations. Grantor is not in violation of any material term or provision of any document governing its organization or existence or in default under any material instruments or obligations relating to Grantor’s business, Grantor’s assets or the Property. No party has asserted any material claim or default relating to any of Grantor’s assets or the Property. The execution and performance of the Loan Documents and the consummation of the transactions contemplated thereby will not materially violate or contravene or constitute a material default under any charter, certificate, by-laws, partnership agreement, trust declaration, contract, agreement, document or other instrument to which Grantor is a party or by which Grantor may be bound or affected, and do not and will not violate or contravene any Laws to which Grantor is subject; nor do any such instruments impose or contemplate any obligations which are or will be materially inconsistent with the Loan Documents. Grantor has filed all Federal, state, county and municipal income tax returns required to have been filed by Grantor and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Grantor. Grantor does not know of any basis for additional assessment with regard to any such tax. No approval by, authorization of, or filing with any Federal, state or municipal or other governmental authority is necessary in connection with the authorization, execution and delivery of the Loan Documents.

3.4 Construction and Completion of Improvements. Except as disclosed in the Report of Property Condition Assessment dated October 11, 2006, and prepared by Professional Service Industries, Inc., Grantor has received no notice that the presently existing Improvements have not been completed and installed in a good and workmanlike manner, in compliance with Laws and any plans and specifications previously delivered to Beneficiary. The Improvements do not contain any urea formaldehyde or asbestos except as disclosed in the Phase I Environmental Site Assessment dated October 10, 2006, and prepared by ECS LLP and that Limited Phase II Investigation dated November 15, 2006, and prepared by ECS-Texas, LLP. Grantor has received no notice that the Improvements are not served by electric, gas, sewer, water, telephone and other utilities required for the present and contemplated uses and operation thereof. Any and all streets, utility lines and off-site improvements, which provide access to the Property or are necessary for its present and contemplated uses, have been completed, are serviceable and have been accepted or approved by appropriate governmental bodies.

3.5 Legal Actions. There are no material actions, suits or proceedings including, without limitation, any Environmental Actions or Claims (whether or not material), condemnation, insolvency or bankruptcy proceedings, pending or, to the best of Grantor’s knowledge and belief, threatened against or affecting Grantor, its business or the Property; or investigations, at law or in equity before or by any court or governmental authority pending or, to the best of Grantor’s knowledge and belief, threatened against or affecting Grantor, Grantor’s business or the Property, except actions, suits and proceedings fully covered by insurance and heretofore fully disclosed in writing to Beneficiary or, which if resolved adversely to Grantor, would not have a material, adverse effect on Grantor or the Property. Grantor has received no notice that Grantor is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority affecting Grantor or the Property. Furthermore, to the best knowledge and belief of Grantor, there is no basis for any unfavorable decision, ruling or finding by any court or governmental authority which would in any material respect adversely affect the validity or enforceability of the Loan Documents, or the condition of Grantor (financial or otherwise) or the ability of Grantor to meet Grantor’s obligations under the Loan Documents.

3.6 Financial Statements. All statements, financial or otherwise, submitted to Beneficiary in connection with the Commitment are true, correct and complete in all material respects, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (or other basis of accounting practices permitted by Beneficiary) and fairly present the financial condition of the parties or entities covered by such statements as of the date thereof. Since the date thereof, neither Grantor nor any such party or entity has experienced any material adverse change in its finances, business, operations, affairs or prospects.

3.7 Adverse Change to Property. No event or series of events has occurred since the date of the Commitment which would, either individually or collectively, materially and adversely affect the Property.

3.8 Title to Property. Grantor has good and clear record and indefeasible title to the Realty and good and merchantable title to the Personalty, free of all liens, claims, encumbrances or restrictions other than the Permitted Encumbrances.

3.9 Compliance with Laws and Private Covenants. Grantor has received no notice that the Property fails to comply in any material respect with all Laws. Grantor has examined and is familiar with all private covenants affecting the Property, including, without limitation, private covenants contained in the Permitted Encumbrances and Grantor has received no notice that there now exists any material violation thereof. Grantor has no notice that any of the Improvements encroach upon any easement over the Land or encroach upon adjacent property or that buildings or other structures on adjacent property encroach upon the Land.

3.10 Independence of the Property. The Land is a separate and distinct parcel for tax purposes and is not subject to Property Taxes and Charges against any other land. Grantor has not by act or omission permitted any building or other improvements on property not covered by this Deed of Trust to rely on the Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement for the existence of such property, building or improvement, and no Improvement on the Property relies on any property not covered by this Deed of Trust or any interest therein to fulfill any governmental or municipal requirement. Grantor has not by act or omission impaired the integrity of the Property as a single, separate, subdivided zoning lot separate and apart from all other property.

3.11 Contamination. To the best of Grantor’s knowledge and belief, after due investigation and inquiry, and except to the extent disclosed in the Phase I Environmental Site Assessment dated October 10, 2006, and prepared by ECS LLP and that Limited Phase II Investigation dated November 15, 2006, and prepared by ECS-Texas, LLP, no Contamination has occurred except as disclosed.

3.12 Anti-Terrorism Laws. Grantor (in section 3.12, “Grantor” includes Grantor’s officers, directors, shareholders, partners, indirect equity interest holders, members, and affiliates) has complied and will comply with Anti-Terrorism Laws.

Grantor is not and shall not be a Prohibited Person.

Grantor: (a) shall not conduct business, transactions, or dealings with a Prohibited Person; and (b) shall not engage in or conspire to engage in transactions violative of prohibitions of EO13224.

Upon Beneficiary’s request, Grantor shall promptly deliver to Beneficiary certification or evidence confirming that Grantor: (a) is not a Prohibited Person; and (b) has not engaged in business, transactions, or dealings with a Prohibited Person, including contributing or receiving funds, goods, or services, to or for the benefit of a Prohibited Person.

Grantor has established policies and procedures to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act.

“Anti-Terrorism Laws” are laws and regulations related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act.

“Executive Order 13224” is Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001.

“Prohibited Person” is any person (a) listed in the Annex to or subject to the provisions of Executive Order 13224; (b) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) current list of “Specifically Designated National and Blocked Persons” (published in various media, including on the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (c) who commits, threatens, or supports “terrorism,” as defined in Executive Order 13224; (iv) who violates laws and regulations related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act; or (d) who affiliates with any entity or person described above.

“USA Patriot Act” is the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56.

3.13 Related Parties. Neither Grantor nor any beneficial owner of the Property securing the Loan is a Related Party of Beneficiary. “Related Party” means an officer, director, employee, significant shareholder, or such person’s spouse or minor child.

4. COVENANTS.

4.1 Payments.

(a) Secured Debt. Grantor shall pay to Beneficiary the Secured Debt at the times and in the manner provided in the Note and the other Loan Documents.

(b) Property Taxes and Charges. Except as provided in Paragraph 4.1(f), Grantor shall pay, prior to delinquency, all Property Taxes and Charges. Upon

Beneficiary’s written request, Grantor shall furnish to Beneficiary, within 30 days after the date on which any such Property Taxes and Charges are due and payable, official receipts from the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

(c) Escrow. Grantor shall pay to Beneficiary monthly, on each date on which a Monthly Payment (as defined in the Note) is due, 1/12 of such amount as Beneficiary from time to time estimates will be required to pay all Property Taxes and Charges when due. If the Property Taxes and Charges are due in less than twelve months from the First Payment Date (as defined in the Note), Grantor shall make equal monthly payments in amounts sufficient to pay the Property Taxes and Charges when due. Grantor shall also pay to Beneficiary monthly, on each date on which a Monthly Payment is due under the Note, 1/12 of such amount as Beneficiary from time to time estimates will be required to pay Insurance Premiums. If the Insurance Premiums are due in less than twelve months from the date of the first Monthly Payment, Grantor shall make equal monthly payments in amounts sufficient to pay the Insurance Premiums when due. Beneficiary’s estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Grantor shall transmit to Beneficiary bills for the Property Taxes and Charges and Insurance Premiums as soon as received. When Beneficiary has received funds sufficient to pay the same, Beneficiary shall, except as provided in Paragraph 8.2, pay such bills. If the amount paid by Grantor in any year exceeds the aggregate required, such excess shall be applied to escrow payments for the succeeding year. Any deficiencies shall be paid by Grantor to Beneficiary on demand. Payments for such purposes may be made by Beneficiary at its discretion even though subsequent owners of the Property may benefit thereby. Beneficiary shall not be a trustee of such funds and may commingle them with its general assets without any obligation to pay interest thereon or account for any earnings, income or interest on such funds.

(d) Taxes on Trustee or Beneficiary. If any Law imposes upon Trustee or Beneficiary the obligation to pay the whole or any part of the Property Taxes and Charges or changes in any way Laws for the taxation of deeds of trust or debts secured by mortgages or the manner of collection of any such taxes, so as to affect adversely this Deed of Trust or the Secured Debt, then Grantor shall pay such Property Taxes and Charges or reimburse Trustee and Beneficiary immediately therefor, unless in the opinion of counsel to either Trustee or Beneficiary, it might be unlawful to require Grantor to pay the same or such payment might result in the imposition of interest prohibited by Laws. In such case, an Event of Default shall exist, but if Beneficiary accelerates the Secured Debt solely because of such Event of Default, the Secured Debt shall not include the prepayment indemnification provided for in Paragraph 10 of the Note.

(e) Liabilities. Except as provided in Paragraph 4.1(f), Grantor shall pay, prior to delinquency, all debts and liabilities incurred in the construction, operation, development, use, enjoyment, repair, maintenance, replacement, restoration, management and Clean-Up of the Property (“Property Liabilities”) including without limitation, utility charges, sums due to mechanics and materialmen and other sums secured or which might be secured by liens on the Property.

(f) Right to Contest. Grantor may, in good faith and by appropriate proceedings, contest the validity, applicability or amount of any asserted Property Taxes and Charges, Property Liabilities or liens, charges, attachments or lis pendens under Paragraph 4.2(b) (“Contested Sum”) after written notice of the same to Beneficiary. During such contest, Grantor shall not be deemed in default hereunder if: (i) prior to delinquency of the Contested Sum, Grantor either (a) posts required security, or (b) deposits with Beneficiary or Beneficiary’s nominee cash or other security, in form reasonably satisfactory to Beneficiary, adequate to cover the payment of such Contested Sum and any obligation, whether matured or contingent, of Grantor, Trustee or Beneficiary therefor, together with interest, costs and penalties thereon; and (ii) Grantor promptly pays any amounts adjudged to be due, together with all costs, penalties and interest thereon, on or before such judgment becomes final. Each such contest shall be concluded and the Contested Sum, interest, costs and penalties thereon shall be paid prior to the date such judgment becomes final and before any writ or order is issued under which the Property could be sold pursuant to such judgment.

(g) Expenses. To the extent allowed by Laws, Grantor shall pay, on demand, but without counterclaim, setoff, deduction, defense, abatement, suspension, deferment, discrimination or reduction all fees (including, without limitation, reasonable attorneys’ fees and disbursements) taxes, recording fees, commissions and other liabilities, costs and expenses incurred in connection with: (i) the making or enforcement of the Loan Documents; (ii) Trustee’s or Beneficiary’s exercise and enforcement of its rights and remedies under Paragraphs 7 and 8; (iii) Trustee’s or Beneficiary’s protection of the Property and its interest therein; and (iv) any amendments, consents, releases, or waivers if granted by Beneficiary under the Loan Documents.

Grantor shall not be entitled to any credit on the Secured Debt by reason of its payment of any sums required to be paid under Paragraph 4.1(b) through (f) unless such sums are paid to reimburse Beneficiary for amounts paid by Beneficiary and added by Beneficiary to the Secured Debt.

4.2 Operation of the Property.

(a) Maintenance; Alterations. Grantor shall maintain and preserve the Property in good repair and condition and shall correct any defects or faults in the Property. Grantor shall not commit, permit or suffer any demolition or waste of the Property or any use or occupancy which constitutes a public or private nuisance. Grantor shall not do, permit or suffer to be done any act whereby the value of the Property may be materially decreased. Except for tenant improvements made in the ordinary course of business, in connection with

Permitted Leases (as defined in the Lease Assignment), Grantor shall not make any material alterations, improvements, additions, utility installments or the like to the Property without the prior written consent of Beneficiary in each instance; provided, however, Grantor may make replacements or substitutions of any item of the Personalty if the replacement or substitution is of a quality, utility, value, condition and character similar to or better than the replaced or substituted item and is free and clear of any lien, charge, security interest or encumbrance, except as created or permitted by this Deed of Trust.

(b) Liens. Except as provided in Paragraph 4.1(f) Grantor shall promptly discharge any mechanics, laborers’, materialmens’ or similar lien or any other lien, charge, attachment, or lis pendens filed or recorded against the Property which relates to Grantor, the Property or any Contamination.

(c) Compliance with Laws and Private Covenants. Grantor shall keep, observe, and satisfy, and not suffer violations of, Laws and private covenants (whether or not listed as Permitted Encumbrances) materially affecting the Property.

(d) Use. Grantor shall not permit the use or occupancy of the Property other than as exists on the date hereof or pursuant to Leases which shall have been approved in advance and in writing by Beneficiary pursuant to the Lease Assignment or which require no approval thereunder. Grantor shall not use or permit the use or occupancy of the Property in a manner which will result in Contamination and Grantor shall take all steps reasonably necessary under the circumstances including, without limitation, periodic inspections and assessments of the Property, to determine whether Contamination has occurred.

(e) Inspection. Whether or not an Event of Default (as defined in Paragraph 8.1) has occurred and exists, Beneficiary and its agents and contractors, shall have the right, but not the duty or obligation, to enter upon the Property at reasonable times upon reasonable prior written notice and subject to the rights of tenants (except in the event of an emergency) without delay, hindrance or restriction, in order to conduct appraisals and inspections of the Property, including, but not limited to environmental inspections. If, in the reasonable belief of Beneficiary, Contamination has occurred or is likely to occur Beneficiary shall have the right, but not the duty or obligation to conduct, or cause to be conducted, testing, including, but not limited to, soil, air and groundwater sampling, regarding such Contamination. Any environmental inspections or testing shall be paid for by Grantor. Beneficiary shall have the duty to disclose the results of such inspections and testing as required by Laws or as deemed appropriate by Beneficiary.

(f) Notification of Contamination; Clean-Up. Grantor shall notify Beneficiary immediately upon discovery of any Contamination. Grantor shall not, without Beneficiary’s prior consent, initiate Clean-Up of any Contamination, or enter into any settlement agreement, consent decree or other compromise with respect to any violation or alleged violation of any Laws concerning Hazardous Substances, if such Clean-up, settlement agreement, consent decree or other compromise might, in Beneficiary’s judgment, impair the value of Beneficiary’s security hereunder; provided, however, that Beneficiary’s prior consent shall not be required in the event the Contamination either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary, such that it is impossible to obtain Beneficiary’s consent before taking such remedial action; provided further, however, that in such event, Grantor shall notify Beneficiary as soon as practicable of any remedial action so taken.

4.3 Insurance. Grantor shall obtain and keep in force, or shall ensure that the following is obtained and kept in force, with one or more insurers with a Best’s Rating of A-/VII or higher, such insurance as Beneficiary may from time to time specify by notice to Grantor, including, as a minimum insurance providing: (i) commercial general liability and property damage coverage with a broad form coverage endorsement, with limits of liability determined to be acceptable by Beneficiary from time to time; (ii) protection against fire, “extended coverage” and other “All Risk” perils, including, if specifically required by Beneficiary, earthquake, to the full replacement cost of the Improvements and Personalty; (iii) rent loss insurance in an amount of not less than a sum equal to 12 months of rental income from all Leases; and (iv) flood insurance if the Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards or in which flood insurance has been made available under applicable Laws. All property insurance policies shall include the standard mortgagee clause in the State naming Beneficiary as the first mortgagee with all losses payable to Beneficiary, and shall also include an agreed-amount endorsement sufficient to prevent Grantor from becoming a co-insurer. All liability policies shall name Beneficiary as an additional insured. All insurance policies shall provide that the policy may not be cancelled without 30 days prior written notice to Beneficiary or otherwise modified without 10 days prior written notice to Beneficiary, and that no act or thing done by Grantor shall invalidate the policy as against Beneficiary, and that the deductible for any single Casualty shall not be more than $25,000. At least 15 days prior to the expiration date of any policy required hereunder, Grantor shall provide Beneficiary or Beneficiary’s designee with evidence of compliance with this Paragraph 4.3, in such form as required from time to time by Beneficiary. Such form shall bear notations evidencing the prior payment of premiums (“Insurance Premiums”) or shall be accompanied by other evidence satisfactory to Beneficiary that such payment has been made.

All property insurers shall agree not to acquire any rights of recovery against Beneficiary by subrogation. Grantor, to the full extent permitted by Laws and to the full extent permitted without invalidating the insurance policies required above, shall obtain endorsements by all insurers waiving any right of subrogation against tenants under any Leases and shall require the same of such tenants. Beneficiary shall not because of accepting, rejecting, approving or obtaining insurance, incur any liability for the existence, nonexistence, continuation, form or legal sufficiency of any insurance, the solvency of any insurer, or the payment of losses.

Grantor shall furnish to Beneficiary or Beneficiary’s designee an original or certified copy of all policies of insurance required under this Deed of Trust, provided, however, that if Beneficiary consents to Grantor providing any of the insurance required under this Deed of Trust through blanket policies carried by Grantor or on Grantor’s behalf and covering more than one location, Grantor shall furnish Beneficiary or Beneficiary’s designee with a certificate of insurance for each such policy, setting forth the coverage, the limits of liability as to the Property, the name of the insurer, the policy number and the expiration date, or with a certified true copy of the original of each such policy.

Grantor shall keep, observe and satisfy, and not suffer violations of the requirements, including those requirements pertaining to acts committed or conditions existing on the Property, of insurance companies and any bureau or agency which establishes standards of insurability affecting the Property. Grantor shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required by this Deed of Trust.

Upon foreclosure of this Deed of Trust or other transfer of title or assignment of the Property in discharge, in whole or part, of the Secured Debt, all right, title and interest of Grantor in and to all policies of insurance required by this Paragraph 4.3 shall inure to the benefit of and pass to Beneficiary.

4.4 Sales and Encumbrances. Except as herein expressly provided, Grantor shall not, without the prior written consent of Beneficiary, which consent, if given in Beneficiary’s sole unfettered discretion, may be conditioned upon a change in the interest rate under the Note, payment of a fee or change in the term of the Note, adjustment of the Maturity Date (as defined in the Note) or amortization period or one or more of the foregoing or other requirements of Beneficiary:

(a) convey, assign, sell, mortgage, encumber, pledge, dispose of, hypothecate, grant a security interest in, grant options with respect to, or otherwise dispose of (directly or indirectly or by operation of law or otherwise, of record or not) all or any part of any legal or beneficial interest in any part or all of the Property or the Leases, or any interest therein; or

(b) directly or indirectly sell, assign or otherwise dispose of (whether or not of record or for consideration), or permit the sale, assignment or other disposition of: (i) any legal or beneficial interest in the stock of any corporation, the partnership interests in any partnership, or the limited liability company interests in any limited liability company which is either Grantor or is a beneficial owner of all or part of Grantor or the Property; or (ii) any legal or beneficial interest in Grantor (or any trust of which Grantor is a trustee) if Grantor is a limited or general partnership, limited liability company, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership, except limited partnership interests if Grantor is a limited partnership.

Notwithstanding the foregoing, Beneficiary will consider advancing additional funds to Grantor in the form of a second mortgage with the specific amount of the second advance based on a combined loan to value not to exceed 75% of the Beneficiary’s appraised value, and combined debt service coverage of no less than 1.20%. The term of the second mortgage would be coterminous with the term of this Mortgage. The interest rate on the second mortgage would correspond to Beneficiary’s market interest rate in effect at the time the Grantor applies for the second mortgage. If Beneficiary declines to provide secondary financing, Grantor may place secondary financing on the Property in the form of a standard amortizing loan from a financial institution acceptable to Beneficiary or from CNL Income Properties, Inc. with Beneficiary’s prior written consent, provided the combined loan to value as determined by Beneficiary does not exceed 75% and the minimum combined debt service coverage ratio is not less than 1.20 to 1. Beneficiary shall approve or disapprove the request for secondary financing from a source other than Beneficiary within fifteen (15) days after the Beneficiary has received all of the information necessary for Beneficiary to make its decision. If Beneficiary fails to respond within the prescribed time frame then the secondary financing request is deemed approved.

Also notwithstanding the foregoing, Beneficiary shall permit the transfer of (i) limited liability company interests in Grantor and/or (ii) the stock of any corporation, the partnership interests of any partnership, or the limited liability company interests of any limited liability company which is either a beneficial owner of all or part of Grantor or the Property to CNL Income Properties, Inc. and/or its affiliates, without a fee, provided that Grantor notifies Beneficiary of such changes in writing. Grantor shall be responsible for any and all necessary filing and costs incurred by Beneficiary in connection with such transfer, and shall notify Beneficiary in writing within thirty (30) days of such transfer, such notification to include all relevant documentation required by Beneficiary.

4.5 Financial Records and Statements. Grantor shall keep accurate books and records in accordance with generally accepted accounting principles consistently applied (or other basis of accounting practices prescribed or permitted by Beneficiary) in which full, true and correct entries shall be promptly made as to all operations of the Property and shall permit all such books and records to be inspected and copied by Beneficiary, its designees or its representatives during customary business hours. Grantor shall deliver to Beneficiary within ninety (90) days after the close of its financial year, and upon request by Beneficiary at any time during the term of the Loan, a statement of condition or balance sheet of Grantor relating solely to the Property as of the end of such year, and an annual operating statement showing in reasonable detail all income and expenses of Grantor with respect to the Property, both certified as to accuracy by either an independent certified public accountant acceptable to Beneficiary (if requested by Beneficiary) or the senior financial officer or partner of Grantor. Grantor shall also deliver to Beneficiary within ninety (90) days after the close of its financial year and upon request by Beneficiary at any time during the year a current list of all persons then occupying portions of the Property under Leases, the rentals payable by such tenants and the unexpired terms of their Leases, certified as to their accuracy by a representative of Grantor acceptable to Beneficiary, and in form and substance satisfactory to Beneficiary.

4.6 Indemnity. SUBJECT TO THE LIMITATIONS ON RECOURSE CONTAINED IN SECTION 10.13, GRANTOR SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TRUSTEE AND BENEFICIARY, ITS AGENTS, EMPLOYEES AND CONTRACTORS FROM AND AGAINST, AND UPON DEMAND, REIMBURSE TRUSTEE AND BENEFICIARY FOR ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, JUDGMENTS, PENALTIES, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS, WHICH MAY BE IMPOSED UPON, ASSERTED AGAINST OR INCURRED OR PAID BY EITHER TRUSTEE OR BENEFICIARY BY REASON OF, ON ACCOUNT OF OR IN CONNECTION WITH:

(A) ANY VIOLATION OF LAWS;

(B) ANY BODILY INJURY OR DEATH OR PROPERTY DAMAGE OCCURRING IN, UPON OR IN THE VICINITY OF THE PROPERTY THROUGH ANY CAUSE WHATSOEVER;

(C) ANY CONTAMINATION, ANY CLEAN-UP, ANY ENVIRONMENTAL ACTIONS OR CLAIMS, OR THE IMPOSITION OR RECORDING OF A LIEN AGAINST THE PROPERTY DUE TO ANY CONTAMINATION;

(D) ANY ACT PERFORMED OR OMITTED TO BE PERFORMED UNDER THE LOAN DOCUMENTS OR ON ACCOUNT OF ANY TRANSACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PROPERTY OR THE LOAN DOCUMENTS;

(E) ANY EXPENDITURES OR AMOUNTS ADVANCED (OTHER THAN ADVANCES OF PRINCIPAL UNDER THE NOTE) BY BENEFICIARY AT ANY TIME UNDER THE LOAN DOCUMENTS; AND

(F) ANY ACT OR OMISSION OF BENEFICIARY UNDER ANY LEASE OR UNDER THE LOAN DOCUMENTS AS A RESULT OF BENEFICIARY’S EXERCISE OF RIGHTS OR REMEDIES UNDER PARAGRAPH 8.2 OR UNDER ANY OF THE OTHER LOAN DOCUMENTS.

THE FOREGOING INDEMNIFICATION SHALL APPLY IN ALL INSTANCES, UNLESS THE CLAIM WAS DIRECTLY CAUSED BY THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF BENEFICIARY AFTER BENEFICIARY ACQUIRES POSSESSION OR CONTROL OF THE PROPERTY.

Grantor shall have the right to control any action for which an indemnity is required pursuant to this Paragraph 4.6 through counsel of its choice, subject to Beneficiary’s consent; however, at Beneficiary’s option, Beneficiary may participate in such action through its own counsel at Grantor’s expense. If Grantor does not notify

Beneficiary of its intent to control such action within the earlier of 30 days of notice of such claim or 5 days prior to the time required by Law to respond to such claims, Beneficiary may control and settle such action, including a settlement for non-monetary relief such as Clean-Up, without Grantor’s consent and at Grantor’s expense.

If Grantor is a general or limited partnership, Grantor waives any rights it may have to require Beneficiary to proceed against the assets of the partnership before proceeding against the assets of individual general partners in the exercise of its rights under this Paragraph 4.6 except as limited in Section 10.13.

4.7 Notices. Grantor shall deliver to Beneficiary at Beneficiary’s Notice Address promptly upon receipt of the same, copies of all notices, certificates, documents and instruments received by Grantor which materially and adversely affect Grantor, the Property or the Leases, including, without limitation, those given in connection with Contamination or Environmental Actions or Claims.

4.8 Estoppel Certificates. Grantor shall promptly furnish to Beneficiary from time to time, on the request of Beneficiary, written certifications signed and, if so requested, acknowledged setting forth the then unpaid principal and interest under the Note and specifying any claims, offsets or defenses which Grantor asserts against the Secured Debt or any obligations to be paid or performed by Grantor under the Loan Documents, together with any other information reasonably requested by Beneficiary.

4.9 Subordination, Non-Disturbance and Attornment Agreements. Should a tenant, under any present or future Lease at the Property, require Grantor to secure a Subordination, Non-Disturbance and Attornment Agreement from Beneficiary, the document shall be satisfactory to Beneficiary in its sole discretion.

4.10 Legal Existence. Grantor shall continuously maintain its existence as a legal entity and its right to lease the Property and to do business in the State.

4.11 Defense and Notice of Actions. Grantor shall, without liability, cost or expense to Trustee or Beneficiary, protect, preserve and defend title to the Property, the security hereof and the rights or powers of Trustee or Beneficiary against all adverse claimants to title or any possessory or non-possessory interests therein, whether or not such claimants or encumbrancers assert title paramount to that of Grantor, Trustee or Beneficiary or claim their interest on the basis of events or conditions arising subsequent to the date hereof.

4.12 Lost Note. Grantor shall, if the Note is mutilated, destroyed, lost, or stolen, deliver to Beneficiary a new promissory note containing the same terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest, whereupon the prior note shall be void and of no further force and effect. Any such new note shall be secured hereby and shall be deemed to be the “Note” referred to herein.

4.13 Personalty. Grantor shall use the Personalty primarily for business purposes and keep it at the Land. Grantor shall immediately notify Beneficiary in writing of any change in its place of business and, as of the execution hereof and hereafter from time to time when requested by Beneficiary, upon any acquisition of items of property constituting Personalty, Grantor shall provide Beneficiary with a current, accurate inventory of the Personalty.

4.14 Further Assurances. Grantor shall promptly upon request of Beneficiary or Trustee: (a) correct any defect, error or omission which may be discovered in the contents of any Loan Document or in the execution or acknowledgement thereof; (b) execute, acknowledge, deliver and record or file such further instruments (including, without limitation, mortgages, deeds of trust, security agreements, financing statements and specific assignments of rents or leases); and (c) do such further acts as may be necessary, desirable or proper in Trustee’s or Beneficiary’s opinion to: (i) protect and preserve the first and valid lien, title and security interest of this Deed of Trust on the Property or subject thereto any property intended by the terms thereof to be covered thereby, including, without limitation, any renewals, additions, substitutions or replacements thereto; or (ii) protect the interest and security interest of Trustee or Beneficiary in the Property against the rights or interests of third parties.

Grantor hereby appoints each of Trustee and Beneficiary as its attorney-in-fact, coupled with an interest, to take the above actions and to perform such obligations on behalf of Grantor, at Grantor’s sole expense, if Grantor fails to comply with this Paragraph 4.14.

5. CASUALTIES AND TAKINGS.

5.1 Notice to Beneficiary. In the case of any act or occurrence of any kind or nature which results in damage, loss or destruction to the Property (“Casualty”), or commencement of any proceedings or actions which might result in a condemnation or other taking for public or private use of the Property or which relates to injury, damage, benefit or betterment thereto (“Taking”), Grantor shall immediately notify Beneficiary describing the nature and the extent of the Taking or the Casualty, as the case may be. Grantor shall promptly furnish to Beneficiary copies of all notices, pleadings, determinations and other papers in any such proceedings or negotiations.

5.2 Repair and Replacement. In case of a Casualty or Taking, Grantor shall promptly or shall cause the following to occur (at Grantor’s sole cost and expense and regardless of whether the Insurance Proceeds or the Taking Proceeds, if any, shall be sufficient or made available by Beneficiary for the purpose) restore, repair, replace and rebuild the Property as nearly as possible to its quality, utility, value, condition, and character immediately prior to the Casualty or the Taking, as the case may be. However, upon a Casualty or Taking resulting in a restoration cost that exceeds 25% of the then replacement value of the Improvements or a Taking of more than 25% of the area of the Land, and application by Beneficiary of the Insurance Proceeds or the Taking Proceeds to reduction of the Secured Debt in accordance with this Deed of Trust, Grantor shall be obligated only to remove any debris from the Property and take such actions as are necessary to make the undamaged or non-taken portion of the Property into a functional economic unit insofar as it is possible under the circumstances.

5.3 Insurance Proceeds and Taking Proceeds.

(a) Collection. Grantor shall use its best efforts to collect or cause the collection of the maximum amount of insurance proceeds payable on account of any Casualty (“Insurance Proceeds”), and the maximum award, payment or compensation payable on account of any Taking (“Taking Proceeds”). In the case of a Casualty, Beneficiary may, in its sole unfettered discretion, make proof of loss to the insurer, if not made promptly by Grantor. Grantor shall not settle or otherwise compromise any claim for Insurance Proceeds or Taking Proceeds without Beneficiary’s prior written consent.

(b) Assignment to Beneficiary. Grantor hereby assigns, sets over and transfers to Beneficiary all Insurance Proceeds and Taking Proceeds and authorizes payment of such Insurance Proceeds and Taking Proceeds to be made directly to Beneficiary. Beneficiary shall apply the Insurance Proceeds and Taking Proceeds first to pay all expenses incurred by Beneficiary in connection with the Casualty or Taking, including, without limitation, attorney’s fees and title fees.

(c) Application of Proceeds. Unless the conditions set forth in Paragraph 5.4 for the application of Insurance Proceeds to Restoration are satisfied, Beneficiary may, in its sole unfettered discretion, apply the balance of the Insurance Proceeds or Taking Proceeds (“Net Proceeds”) to either of the following, or any combination thereof:

(i) to the payment of the Secured Debt, either in whole or in part, in any order determined by Beneficiary in its sole unfettered discretion; or

(ii) to repair or replacement, either partly or entirely, of any part of the Property so destroyed, damaged or taken, in which case Beneficiary may impose such terms, conditions and requirements for the disbursement of the Insurance Proceeds or Taking Proceeds as it, in its sole unfettered discretion, deems advisable. Beneficiary shall not be a trustee with respect to any Insurance Proceeds or Taking Proceeds, and may commingle Insurance Proceeds or Taking Proceeds with its funds without obligation to pay interest thereon.

If any portion of the Secured Debt shall thereafter be unpaid, Grantor shall not be excused from the payment thereof in accordance with the terms of the Loan Documents. Beneficiary shall not, in any event or circumstance, be liable or responsible for failure to collect or exercise diligence in the collection of any Insurance Proceeds or Taking Proceeds.

5.4 Disbursement of Insurance Proceeds to Grantor. Beneficiary will disburse the Insurance Proceeds to Grantor, subject to and in accordance with the terms and conditions of this Paragraph 5.4, provided that: (1) there exists no Event of Default or occurrence or facts which with the passage of time, the giving of notice, or both, will be an Event of Default which remains uncured at any time before or during the Restoration; (2) the Casualty does not occur within nine months of the Maturity Date (as defined in the Note); (3) Beneficiary estimates that the loss or damage can be repaired for less than 75% of the then-existing Secured Debt; and (4) Grantor has submitted evidence satisfactory to Beneficiary that Restoration can be completed within 270 days after the Casualty, subject to delay beyond Grantor’s control, other than lack of funds.

(a) As to any loss or damage which Beneficiary estimates can be repaired for less than Fifty Thousand Dollars ($50,000.00), Beneficiary shall disburse to Grantor from the Net Proceeds the amount which it determines is necessary to repair the damage, which amounts shall be used by Grantor to restore the damage to the Property caused by the Casualty.

(b) As to all other Casualties, Beneficiary shall disburse the Net Proceeds related thereto to Grantor on the following terms and conditions:

(i) Prior to the first and each subsequent disbursement, Grantor shall give proof satisfactory to Beneficiary that:

(1) Beneficiary is holding a fund comprised of the Net Proceeds and, if necessary, additional deposits made by Grantor or tenants of the Property, sufficient to restore the Property to its condition and use immediately prior to such loss or damage (“Restoration”), together with a fund comprised of Net Proceeds or funds deposited by Grantor, sufficient to pay operating expenses, Property Taxes and Charges, the Monthly Payments (as defined in the Note) and other so-called “carrying costs” of the Property during the period of Restoration;

(2) there are no Laws preventing Restoration of the Property;

(3) immediately after Restoration, the Leases on the Property will produce sufficient income to provide a debt coverage ratio of at least 1.1 : 1. The debt coverage ratio shall be calculated by dividing the operating income (less operating expenses and Property Taxes and Charges) obtained from the Leases during the twelve month period immediately after the Restoration by the total principal and interest payments due on all indebtedness secured by the Property during the same period;

(4) the Restoration will be conducted under the supervision of an architect, engineer and/or a general contractor selected by and paid by Grantor and approved by Beneficiary;

(5) the Restoration will be performed pursuant to plans and specifications approved by Beneficiary and by a contractor or contractors approved by Beneficiary; and

(6) the Property, after such Restoration, shall be in compliance with Laws.

(ii) With respect to each disbursement and accompanying each request therefor, there shall be delivered to Beneficiary:

(1) a certificate addressed to Beneficiary and executed by Grantor and by the architect, engineer or general contractor supervising the Restoration that such disbursement is to pay for costs of the Restoration not paid previously by any other prior disbursement, that the amount of such disbursement does not exceed the aggregate of such costs incurred or paid on account of work, labor or services performed and materials installed in or stored upon the Property at the date of such certificate and that the disbursement requested, together with the disbursements made prior thereto, collectively, as a percentage of the total Net Proceeds, do not exceed the percentage of completion of the Restoration; and

(2) an endorsement to Beneficiary’s title insurance policy, in which the making of the disbursement is recognized and the effective date of coverage is changed to the date of disbursement.

(iii) Each disbursement shall be in the amount not greater than 90% of the costs described in the certificate referred to in Paragraph 5.4(b)(ii). Disbursement of the final balance of the Net Proceeds, constituting not less than ten percent (10%) thereof, shall be disbursed only upon delivery to Beneficiary of the following, in addition to the foregoing:

(1) evidence satisfactory to Beneficiary that all claims then existing for labor, services and materials enforceable by lien upon the Property have been paid in full or provision acceptable to Beneficiary has been made therefor;

(2) a certificate of such architect, engineer or general contractor that the Restoration of the Property has been completed in a good workmanlike manner and in accordance with all Laws;

(3) an estoppel affidavit in form satisfactory to Beneficiary from each tenant occupying or leasing space in the Property affected by the Casualty; and

(4) an as-built survey of the Improvements certified to Beneficiary and in form satisfactory to Beneficiary.

(iv) If the quality of the Restoration is at least equal to the quality of the Improvements before the Casualty, any Net Proceeds in excess of the amount used in payment of the Restoration shall be distributed to Grantor.

Beneficiary shall not be a trustee with respect to any Insurance Proceeds, and may mingle Insurance Proceeds with its funds without obligation to pay interest thereon. Beneficiary shall in no event be liable for the performance or observance of any covenant or condition arising under any Lease in connection with the Property nor obligated to take any action to restore the Property.

6. CONCERNING TRUSTEE.

6.1 Trustee’s Covenants. Trustee, by its acceptance hereof, covenants faithfully to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by it in accordance with the terms hereof.

6.2 Resignation of Trustee. Trustee may resign at any time upon giving 30 days notice in writing to Grantor and to Beneficiary.

6.3 Substitution of Trustee. In the event of the death, removal, resignation, refusal to act, or the inability to act of Trustee, or in Beneficiary’s sole unfettered discretion for any reason whatsoever, Beneficiary may, at any time or from time to time without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor without conveyance from the predecessor trustee. Such substitute trustee shall not be required to give bond for the faithful performance of its duties unless required by Beneficiary. Such substitute trustee shall be appointed by written instrument duly recorded in the county where the Realty is located, which appointment may be executed by an authorized agent of Beneficiary, and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors and any superior officer of Beneficiary. Grantor hereby ratifies and confirms any and all acts which the herein-named Trustee or its successors or assigns in this trust shall do lawfully by virtue hereof. Grantor hereby agrees, on behalf of itself and its heirs, executors, administrators, legal representatives and assigns, that the recitals contained in any deed or deeds executed in due form by Trustee or any substitute trustee, acting under the provisions of this Deed of Trust, shall be prima facie evidence of the facts recited therein, and that it should not be necessary to prove in any court, otherwise than by such recitals, the existence of the facts essential to authorize the execution and delivery of such deed or deeds and the passing of title thereby.

6.4 Reconveyance and Agreements. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Note or notes secured hereby for endorsement, and without affecting the personal liability of any person for the payment of the Secured Debt or the effect of this Deed of Trust upon the remainder of the Property, Trustee may reconvey any part of the Property, consent in writing to the making of any map or plat thereof, join in granting any easement thereon, or join in any extension agreement or any agreement subordinating the lien or charge hereof.

6.5 Release of Lien. Upon written request of Beneficiary stating that the Secured Debt has been paid and upon surrender to Trustee of this Deed of Trust and the Note or notes secured hereby for cancellation and retention and payment of its fees, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as “the person or persons legally entitled thereto.”

6.6 Exculpation and Indemnification of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by Trustee in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder (except to the extent required by Law). Grantor will reimburse Trustee for, and indemnify, save harmless and defend Trustee against, any and all liability and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Trustee may incur in the performance of its duties under the Loan Documents.

7. LEGAL PROCEEDINGS. Whether or not an Event of Default (as defined in Paragraph 8.1) has occurred and exists, Beneficiary shall have the right, but not the duty or obligation, to intervene or otherwise participate in, prosecute or defend at any time any legal or equitable proceedings including, without limitation, any eminent domain proceedings which affect the Property, the Leases or any of the rights created by the Loan Documents, but only after notice to Grantor and if permitted by Laws.

8. DEFAULTS; REMEDIES OF BENEFICIARY.

8.1 Events of Default. Any of the following shall constitute an “Event of Default” hereunder:

(a) Breach of Named Covenants. Any breach by Grantor of the covenants in Paragraph 4.1(a) (Secured Debt), Paragraph 4.1(b) (Property Taxes and Charges), Paragraph 4.2(f) (Clean-Up) or Paragraph 4.3 (Insurance); provided, however, that a breach of the covenant in Paragraph 4.1(a) to pay the Secured Debt as and when due under the Note and the other Loan Documents shall not constitute an Event of Default unless it shall continue for 5 days after the date such payment is due; provided further, however, that such 5-day grace period shall not apply more than twice in any one period of 12 consecutive months, the third such breach in such 12-month period constituting an Event of Default without expiration of any grace period.

(b) Breach of Other Covenants. Any breach by Grantor of any other covenant, agreement, condition, term or provision of any of the Loan Documents or any certificate or side letter delivered in connection with the Loan Documents, which continues for 30 days after written notice thereof by Beneficiary to Grantor; provided, however, that if the nature of Grantor’s breach is such that more than 30 days is reasonably required to cure the same, then Grantor shall not be deemed to be in default if Grantor commences such cure as promptly as reasonably possible within such 30-day period, diligently prosecutes such cure to completion, and completes such cure within 90 days from the date of Beneficiary’s aforesaid notice to Grantor.

(c) Misrepresentations. Any representation or warranty made by Grantor in the Loan Documents or any certificate or side letter delivered in connection with the Loan Documents proves to be untrue, misleading or is not fulfilled, in any material way.

(d) Bankruptcy. To the extent permitted by applicable law, immediately upon the occurrence of any of the following: (i) any one or more of the then legal or beneficial owners of the Property, or any individual or entity then personally liable on the Secured Debt (including, without limitation, any guarantor or indemnitor pursuant to any guaranty or indemnity) or, if Grantor is a partnership, any general partner or joint venturer (collectively “Parties in Interest”) becomes insolvent, makes a transfer in fraud of, or an assignment for the benefit of, creditors, or admits in writing its inability, or is unable, to pay debts as they become due; or (ii) a receiver, custodian, liquidator or trustee is appointed for all or substantially all of the assets of a Party in Interest or for the Property in any proceeding brought by a Party in Interest, or any such receiver or trustee is appointed in any proceeding brought against a Party in Interest or the Property and such appointment is not promptly contested or is not dismissed or discharged within 120 days after such appointment, or a Party in Interest consents or acquiesces in such appointment, or (iii) a Party in Interest files a petition under the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or (iv) a petition against a Party in Interest is filed commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within 120 days after the filing thereof; or (v) any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing is requested by a Party in Interest.

(e) Adverse Court Action. A court of competent jurisdiction enters a stay order with respect to, assumes custody of or sequesters all or a substantial part of the Property or the Property is taken on execution or by other process of law.

(f) Dissolution of Guarantor or Grantor. Subject to Section 4.4 hereof, Guarantor, to the extent it continues to act as the guarantor under the Guaranty, or Grantor ceases to exist as either a corporation or limited liability company, respectively, in good standing in the state of its formation unless such failure is cured and Guarantor or Grantor is restored to good standing according to the statutes of the state of its formation.

8.2 Remedies. In case of an Event of Default, Beneficiary and, to the extent authorized by Beneficiary, Trustee may, at any time thereafter, at its option, without notice, and without bringing any legal action or proceeding unless expressly required by law, exercise any or all of the following remedies:

(a) Acceleration. Declare the entire Secured Debt due and payable, and it shall thereupon be immediately due and payable.

(b) Foreclosure.

(i) Beneficiary may, by and through the Trustee, or otherwise, sell or offer for sale the Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse door of the county in which the Property (or any of that portion thereof to be sold) is situated or at some other location as designated by the court commisioners (whether the parts or parcels thereof, if any, are in different counties or are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. (with such sale to commence within 3 hours following the stated time of commencement) after advertising the time, place and terms of sale and that portion of the Property to be sold by posting or causing to be posted written or printed notice thereof at least twenty-one (21) days preceding the date of said sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Property may be situated, which notice may be posted by the Trustee acting, or by any person acting for him, and the holder of the Indebtedness has, at least twenty-one (21) days preceding the date of sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the indebtedness secured by this Deed of Trust according to the records of Beneficiary by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor’s most recent address as shown by the records of the holder of the indebtedness secured hereby, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

(ii) Beneficiary shall accomplish all or any of the aforesaid in such manner as required by Article 51.002 of the Texas Property Code relating to the sale of real estate or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor (as said Article and chapter now exist or may be hereinafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. Nothing contained in this Paragraph shall be construed to limit in any way Trustee s right to sell the Property by private sale if, and to the extent that, such private sale is permitted under the laws of the state where the Property (or that portion thereof to be sold) is located or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. At any such sale:

(1) whether made under the power herein contained, the aforesaid Article 51.002, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Property (Grantor shall deliver to Trustee any portion of the Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such Property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to such purchaser at such sale;

(2) each instrument of conveyance executed by Trustee shall be executed in accordance with Texas law and the terms hereof, binding upon Grantor;

(3) each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the indebtedness secured hereby, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder;

(4) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;

(5) the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof;

(6) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against all other persons claiming or to claim the property sold or any part thereof by, through or under Grantor; and

(7) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale.

(iii) After sale of the Property, or any portion thereof, Grantor will be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments and other intangible property covered hereby. Additionally, with respect to the Property, Improvements, fixtures and Personal Property, after a sale of all or any portion thereof, Grantor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if Grantor shall fail to vacate the Property immediately, such purchaser may and shall have the right, without further notice to Grantor, to go into any justice court in any precinct or county in which the Property is located and file an action in forcible entry and detainer, which action shall lie against the Grantor or its assigns or legal representatives, as a tenant at sufferance. This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

(c) Offset Rights. Apply in satisfaction of the Secured Debt or any amount at any time to become due or payable in connection with the ownership occupancy, use, restoration or repair of the Property, any deposits or other sums credited by or due from Beneficiary to Grantor, including without limitation, Insurance Proceeds, Taking Proceeds and funds held in the escrow account referred to in Paragraph 4.1(c).

(d) Cure Rights. Whether or not an Event of Default has occurred and without releasing Grantor from any obligation hereunder or under the Loan Documents, perform any of Grantor’s obligations. In connection therewith, Beneficiary may enter upon the Property and do such acts and things as Beneficiary deems necessary or desirable to protect the Property or the Leases, including, without limitation: (i) paying, purchasing, contesting or compromising any encumbrance (including, without limitation, any junior debt outstanding), charge, lien, claim of lien, Property Taxes and Charges or Property Liabilities; (ii) paying any Insurance Premiums; (iii) employing counsel, accountants, contractors and other persons to assist Beneficiary in the foregoing; and (iv) undertaking the Clean-Up of any Contamination.

(e) Possession of Property. Take physical possession of the Property and of all books, records, and documents and accounts relating thereto and exercise, without interference from Grantor, any and all rights which Grantor has with respect to the Property, including, without limitation, the right at Grantor’s expense to rent and lease the Property, to collect rents, issues and profits, to hire a professional property manager for the Property, to Clean-Up any Contamination and to make from time to time all alterations, renovations, repairs and replacements to the Property as may seem proper to Beneficiary. Nothing in this Paragraph 8.2 shall impose any duty, obligation or responsibility upon Beneficiary for the control, care, management, repair or Clean-Up of the Property. If necessary to obtain possession as provided for above, Beneficiary may, without exposure to liability from Grantor or other persons, invoke any and all legal remedies to dispossess Grantor, including, without limitation, one or more actions for forcible entry and detainer, trespass and restitution. Beneficiary shall not be deemed a mortgagee in possession unless and until Beneficiary enters into actual possession of the Property.

(f) Receiver. Secure as a matter of right for the Property whether such receivership be incident to a proposed sale of such Property or otherwise, and without regard to the value of the Property or the solvency of Grantor. Grantor hereby consents to the appointment of such receiver or receivers, waives any and all defenses to such appointment and agrees not to oppose any application therefor by Beneficiary, and Beneficiary agrees to notify Grantor of said receiver unless in the case of an emergency. The appointment of such receiver, trustee or other appointee by virtue of any court order or Laws shall not impair or in any manner prejudice the rights of Beneficiary to receive payment of the rents and income pursuant to the Lease Assignment.

(g) Uniform Commercial Code Remedies. Exercise any and all rights of a secured party with respect to the Personalty under the Uniform Commercial Code of the State and in conjunction with, in addition to or in substitution for, those rights and remedies:

(i) take possession of, assemble and collect the Personalty or render it unusable by Grantor; and

(ii) require Grantor to assemble the Personalty and make it available at any place Beneficiary may designate so as to allow Beneficiary to take possession of or dispose of the Personalty.

Written notice mailed to Grantor, as provided herein, 15 days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made, shall constitute reasonable notice. Any sale made pursuant to the provisions of this Paragraph 8.2(g) shall be deemed to have been a public sale conducted in a commercially reasonable manner, if held contemporaneously with the sale of the Property as provided in Paragraph 8.2(j) of this Deed of Trust. In the event of a foreclosure sale, whether made by Beneficiary under the terms hereof, or under judgment of a court, the Personalty and the other parts of the Property may, at the option of Beneficiary, be sold in parts or as a whole. It shall not be necessary that Beneficiary take possession of the Personalty prior to the time that any sale pursuant to the provisions of this Paragraph 8.2(g) is conducted and it shall not be necessary that the Personalty be present at the location of such sale.

GRANTOR HEREBY AUTHORIZES BENEFICIARY TO FILE FINANCING STATEMENTS WITHOUT GRANTOR’S SIGNATURE COVERING THE PERSONALTY, WITH ALL APPROPRIATE FILING OFFICES. A CARBON, PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS DEED OF TRUST OR ANY FINANCING STATEMENT RELATING TO THIS DEED OF TRUST SHALL BE SUFFICIENT AS A FINANCING STATEMENT. THIS DEED OF TRUST IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE PROPERTY AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS OF THE LOCATION IN THE STATE WHERE THE PROPERTY IS SITUATED. THE MAILING ADDRESS OF BENEFICIARY AND THE ADDRESS OF GRANTOR FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, ARE SET FORTH ON THE COVER SHEET HEREOF.

(h) Judicial Actions. Commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust pursuant to the Laws of the State or to obtain specific enforcement of the covenants of Grantor hereunder. Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy.

(i) Subrogation. Have and exercise all rights and remedies of any person, entity or body politic to whom Beneficiary renders payment or performance in connection with the exercise of its rights and remedies under the Loan Documents, including, without limitation, any rights or remedies under any mechanic’s or vendor’s lien or liens, superior titles, mortgages, deeds of trust liens encumbrances, rights, equities and charges of all kinds heretofore or hereafter existing on the Property to the extent that the same are paid or discharged from the proceeds of the Note whether or not released of record.

(j) Sale. Sell the Property in accordance with Laws.

(k) Other. Take such other actions or commence such other proceedings as Beneficiary deems necessary or advisable to protect its interest in the Property and its ability to collect the Secured Debt as are available under Laws.

Any sums advanced by Beneficiary under this Paragraph 8.2 shall bear interest at the lesser of (i) the Default Rate specified in the Note or (ii) the maximum nonusurious interest rate permitted by applicable law, and shall be payable by Grantor on demand. Such sums together with such interest shall constitute a part of the Secured Debt.

All sums realized by Beneficiary under this Paragraph 8.2, less all costs and expenses incurred by Beneficiary under this Paragraph 8.2, including, without limitation, reasonable attorneys’ fees and disbursements, property management fees, costs of title commitments, inspections, environmental site assessments and testing, engineering reports, alterations, renovations, repairs and replacements made or authorized by Beneficiary and all expenses incident to Beneficiary taking possession of the Property, and such sums as Beneficiary deems appropriate as a reserve to meet future expenses of the Property, shall be applied to the Secured Debt in such order as Beneficiary shall determine. Thereafter, any balance shall be paid to the person or persons legally entitled thereto.

8.3 Holding Over. Should Grantor, after Beneficiary has obtained title to the Property, continue in possession of any part of the Property, either lawfully or unlawfully, Grantor shall be a tenant from day to day, terminable at the will of either Grantor or Beneficiary, at a reasonable rental per diem, such rental to be due and payable daily to Beneficiary.

8.4 General Provisions.

(a) Multiple Sales. Several sales may be made pursuant to Paragraph 8.2 without exhausting Beneficiary’s right to such remedy for any unsatisfied part of the Secured Debt and without exhausting the power to exercise such remedy for any other part of the Secured Debt, whether matured at the time or subsequently maturing. If a part of the Property is sold pursuant to Paragraph 8.2, and the proceeds thereof do not fully pay and satisfy the Secured Debt, such sale, if so made, shall not in any manner affect the unpaid and unsatisfied part of the Secured Debt, but as to such unpaid and unsatisfied part, the Loan Documents shall remain in full force and effect as though no such sale had been made.

(b) Cumulative Remedies. All of the rights, remedies and options set forth in Paragraph 8.2 or otherwise available at law or in equity, are cumulative and may be exercised without regard to the adequacy of or exclusion of any other right, remedy, option or security held by Beneficiary.

(c) Right to Purchase. At any sale of the Property pursuant to Paragraph 8.2, Beneficiary shall have the right to purchase the Property being sold, and in such case the right to credit against the amount of the bid made therefor (to the extent necessary) all or any of the Secured Debt then due.

(d) Right to Terminate Proceedings. Beneficiary may, in its sole unfettered discretion, at any time before conclusion of any proceeding or other action brought in connection with its exercise of the remedies provided for in Paragraph 8.2, terminate, without prejudice to Beneficiary, such proceedings or actions.

(e) No Waiver or Release. Beneficiary may resort to any remedies and the security given by the Loan Documents in whole or in part, and in such portions and in such order as may seem best to Beneficiary in its sole unfettered discretion, and any such action shall not in any way be considered as a waiver of any of the rights, benefits or remedies evidenced by the Loan Documents. The failure of Beneficiary to exercise any right, remedy or option provided for in the Loan

Documents shall not be deemed to be a waiver of any of the covenants or obligations secured by the Loan Documents. No sale of all or any of the Property, no forbearance on the part of Beneficiary and no extension of the time for the payment of the whole or any part of the Secured Debt or any other indulgence given by Beneficiary to Grantor or any other person or entity, shall operate to release or in any manner affect Beneficiary’s interest in the Property, or the liability of Grantor to pay the Secured Debt, except to the extent that such liability shall be reduced by proceeds of sale of all or any of the Property received by Beneficiary.

(f) Waivers and Agreements Regarding Remedies. To the full extent Grantor may do so and with respect to Beneficiary’s exercise of its remedies hereunder, Grantor hereby:

(i) agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any Laws now or hereafter in force providing for any appraisal or appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisal or appraisement, stay of execution, extension and notice of election to mature or declare due the whole of the Secured Debt;

(ii) waives all rights to marshalling of the assets of Grantor, Grantor’s partners, members and shareholders, and others with interests in Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any Laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of the Loan Documents to sale of the Property for the collection of the Secured Debt without any prior or different resort for collection, or the right of Beneficiary to the payment of the Secured Debt out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(iii) waives any right to bring or utilize any defense, counterclaim or setoff, other than one in good faith which denies the existence or sufficiency of the facts upon which the foreclosure action is grounded or which is based on Beneficiary’s wrongful actions. If any defense, counterclaim or setoff (other than one permitted by the preceding sentence) is timely raised in such foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damages (unless such claim is required by Laws or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Beneficiary) but such separate action shall not thereafter be consolidated with Beneficiary’s foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying Beneficiary’s foreclosure action;

(iv) waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties; and

(v) waives the defense of laches and any applicable statutes of limitation.

(vi) waives any and all rights to compel partition of all or any part of the Property.

(g) Waiver of Jury Trial. Grantor and Beneficiary hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect of any matter whatsoever arising out of, or in any way connected with, this Deed of Trust or any of the other Loan Documents, or the relationship of Grantor and Beneficiary hereunder or thereunder. Grantor and Beneficiary acknowledge that they make this waiver voluntarily and with and upon advice of competent counsel.

(h) Beneficiary’s Discretion. Unless specifically stated otherwise, Beneficiary may exercise its options and remedies under any of the Loan Documents in its sole unfettered discretion.

(i) Sales. In the event of the sale or other disposition of the Property pursuant to Paragraph 8.2 and the execution of a deed or other conveyance pursuant thereto, the recitals therein of facts (such as default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchase, payment of purchase price and other facts affecting the regularity or validity of such sale or disposition) shall be conclusive proof of the truth of such facts. Any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

The acknowledgment of the receipt of the purchase money, contained in any deed or conveyance executed as aforesaid, shall be sufficient to discharge the grantee of all obligations to see to the proper application of the consideration therefor as herein provided. The purchaser at any trustee’s or foreclosure sale hereunder may disaffirm any easement granted or rental agreement or Lease made in violation of any provision of the Loan Documents, and may take immediate possession of the Property free from, and despite the terms of, such grant of easement, rental agreement or Lease.

9. POSSESSION AND DEFEASANCE.

9.1 Possession. Until the occurrence of an Event of Default and except as otherwise expressly provided to the contrary in any of the Loan Documents, Grantor shall retain full possession of the Property with full right to use the Property and to collect the rents, issues and profits therefrom, subject, however, to all of the terms and provisions of the Loan Documents.

9.2 Defeasance. If the Secured Debt is paid in full and if all of the covenants, warranties, conditions, undertakings and agreements made in the Loan Documents are kept and performed, then, in that event only, all rights under the Loan Documents shall terminate and the Property shall become wholly clear of the liens, grants, security interests, conveyances and assignments evidenced hereby, and Beneficiary shall release or cause to be released, such liens, grants, assignments, conveyances and security interests in due form at Grantor’s cost, and this Deed of Trust shall be void.

To the extent permitted by Laws such an instrument may describe the grantee as “the person or persons legally entitled thereto.” Beneficiary shall not have any duty to determine the rights of persons claiming to be rightful grantees of any of the Property. When the Property has been fully released, such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto, unless such release expressly provides to the contrary.

Notwithstanding the foregoing, Grantor’s obligation under Paragraph 4.6(c) (environmental indemnity) shall not terminate and shall survive the discharge of the Loan Documents, whether through full payment of the Secured Debt, foreclosure, deed in lieu of foreclosure or otherwise, for the benefit of Beneficiary and its successors and assigns, including without limitation, any purchaser at a foreclosure sale.

10. GENERAL.

10.1 Beneficiary’s Right to Waive, Consent or Release. Beneficiary may at any time and from time to time, in writing: (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor doing any act which Grantor is prohibited hereunder from doing, or consent to Grantor’s failing to do any act which Grantor is required hereunder to do, to the extent and in the manner specified in such writing; or (c) release any part of the Property, or any interest therein from this Deed of Trust and the lien of the Loan Documents. No such act shall in any way impair the rights hereunder of Beneficiary except to the extent specifically agreed to by Beneficiary in such writing.

10.2 No Impairment. The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including, without limitation: (a) any renewal, extension or modification which Beneficiary may grant with respect to any of the Secured Debt; (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Property or any interest therein; or (c) any release or indulgence granted to any maker, endorser, guarantor, indemnitor or surety of any of the Secured Debt.

10.3 Amendments. The Loan Documents may not be waived, changed or discharged orally, but only by an agreement in writing and signed by Beneficiary, and any oral waiver, change or discharge of any provision of the Loan Documents shall be without authority and of no force and effect. Any waiver, change or discharge shall be effective only in the specific instances and for the purposes for which given and to the extent therein specified.

10.4 No Usury. Any provision contained in any of the Loan Documents notwithstanding, Beneficiary shall not be entitled to receive or collect, nor shall Grantor be obligated to pay interest on any of the Secured Debt in excess of the maximum rate of interest permitted by Laws, and if any provisions of the Loan Documents shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by such Laws, the provisions of this Paragraph 10.4 shall control unless contrary or inconsistent with any provisions of the Note, in which case the provisions of the Note shall control. Grantor and Beneficiary intend to conform strictly to the usury Laws now in force, and the Loan Documents evidencing or relating to any of the Secured Debt shall be held subject to modification to conform to said Laws as now or hereafter construed. Grantor hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan, including, without limitation, the loan fee and any other fees to be paid by Grantor pursuant to the provisions of the Loan Documents.

10.5 Notices. Any notice, request, demand or other communication required or permitted under the Loan Documents (unless otherwise expressly provided therein) shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail postage prepaid sent to the intended addressee at the applicable Notice Address or to such different address as either Grantor or Beneficiary shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States Mail, five (5) days after deposit therein. No notice to or demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances.

10.6 Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and any permitted successors and assigns of Grantor, and shall inure to the benefit of Beneficiary and its successors, substitutes and assigns, and shall constitute covenants running with the Land. All references in this Deed of Trust to Grantor, Beneficiary or Trustee shall be deemed to include all such successors, substitutes and assigns.

If in contravention of the provisions of this Deed of Trust or otherwise, ownership of the Property or any portion thereof becomes vested in a person other than Grantor, Beneficiary may, without notice to Grantor, whether or not Beneficiary has given written consent to such change in ownership, deal with such successor or successors in interest with reference to the Loan Documents and the Secured Debt in the same manner as with Grantor, without in any way vitiating or discharging Beneficiary’s remedies or Grantor’s liability under the Loan Documents or on the Secured Debt.

10.7 Severability. A determination that any provision of the Loan Documents is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of the Loan Documents to any person or circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

10.8 Gender and Construction. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. References in this Deed of Trust to “herein”, “hereunder” or “hereby” shall refer to this entire Deed of Trust, unless the context otherwise requires. When the phrase “in its sole unfettered discretion” is used in the Loan Documents with respect to Beneficiary, it shall permit Beneficiary to evaluate such criteria (without allowance for reasonableness) as it chooses in approving or disapproving the requested or pending action.

10.9 Joint and Several Liability. If Grantor is composed of more than one party, the obligations, covenants, agreements, representations and warranties contained in the Loan Documents, as well as the obligations arising thereunder, are and shall be joint and several as to each such party.

10.10 Modifications. References to any of the Loan Documents in this Deed of Trust shall include all amendments, modifications, extensions and renewals thereof.

10.11 Governing Law. This Deed of Trust shall be construed according to and governed by the laws of the State.

10.12 Captions. All paragraph and subparagraph captions are for convenience of reference only and shall not affect the construction of any provision herein.

10.13 Nonrecourse. Grantor shall be liable upon the indebtedness evidenced by the Note, for all sums to accrue or to become payable thereon and for performance of all covenants contained in the Note or in any of the other Loan Documents, to the extent, but only to the extent, of Beneficiary’s security for the same, including, without limitation, all properties, rights, estates and interests covered by this Deed of Trust and the other Loan Documents. No attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of Grantor other than the properties, rights, estates and interests described in this Deed of Trust and the other Loan Documents. In the event of foreclosure of such liens, mortgages or security interests, by private power of sale or otherwise, no judgment for any deficiency upon such indebtedness, sums and amounts shall be sought or obtained by Beneficiary against Grantor. Subject to the foregoing, nothing herein contained shall be construed to prevent Beneficiary from exercising and enforcing any other remedy relating to the Property allowed at law or in equity or by any statute or by the terms of any of the Loan Documents.

Notwithstanding the foregoing, Grantor shall be personally liable to Beneficiary for:

(a) any damages, losses, liabilities, costs or expenses (including, without limitation, attorneys’ fees) incurred by Beneficiary due to any of the following: (i) security deposits of tenants of the Property (not previously applied to remedy tenant defaults) which have not been paid over to Beneficiary or returned to tenant; (ii) any rents prepaid by any tenant of the Property more than one (1) month in advance; (iii) any insurance proceeds or condemnation awards received by Grantor and not applied according to the terms of this Deed of Trust; (iv) except in connection with Permitted Leases (as defined in the Assignment of Leases and Rents of even date) accepting Lease termination payments without Beneficiary’s prior written consent and direction as to use; (v) repairs to the Property resulting from a casualty which are not made or not reimbursed by insurance, to the extent insurance coverage for such repairs was required by the Loan Documents to be maintained by Grantor and was not maintained by Grantor; (vi) fraud, material misrepresentation or bad faith on the part of Grantor; (vii) any event or circumstance for which Grantor is obligated to indemnify Beneficiary under the provisions of this Deed of Trust respecting Hazardous Substances, Contamination or Clean-Up; (viii) waste of the Property by Grantor; (ix) Grantor’s failure to pay real estate taxes or other assessments against the Property before delinquency; or (x) Grantor’s failure to comply with the Americans with Disabilities Act of 1990, as amended; and

(b) all rents, issues and profits from the Property collected by Grantor after an Event of Default has occurred and is continuing or after an event or circumstance has occurred and is continuing which with the passage of time or the giving of notice, or both, would constitute an Event of Default, unless such rents, issues and profits are applied to the normal operating expenses of the Property or to the Secured Debt.

Subject to the provisions of the first paragraph of this Section 10.13, Beneficiary shall not be limited in any way in enforcing the personal liability and obligations of Grantor under the Loan Documents against Grantor, nor shall Beneficiary be limited in any way in enforcing the personal liability and obligations of any guarantor or indemnitor in accordance with the terms of the instruments creating such liabilities and obligations. The personal liability and obligations of Grantor under the Loan Documents shall survive the discharge of this Deed of Trust, whether through full payment of the Note, foreclosure, deed in lieu of foreclosure or otherwise.

10.14 Sale, Assignment or Conversion of Secured Debt. Grantor hereby agrees that Beneficiary may (i) sell all or any portion of the Secured Debt or securitize all or a portion of the Secured Debt in one or more transactions through the issuance of pass-through certificates or other securities evidencing ownership of a portion of the Secured Debt or beneficial interest therein, in one or more rated or unrated public or private transactions; (ii) assign servicing rights with respect to the Secured Debt; or (iii) convert the Note and this Deed of Trust to registered form (each such transaction as described in the preceding clauses (i), (ii) and (iii) being referred to as a “Covered Transaction”), without the consent of or notice to Grantor. Grantor hereby agrees that, if requested, it will, at Beneficiary’s expense, reasonably cooperate with Beneficiary and use its best efforts to facilitate the consummation of a Covered Transaction, including, without limitation, by: (a) delivering estoppels, opinions, tax certificates or any other documents, each in form and substance reasonably acceptable to Beneficiary or any rating agency; (b) providing such additional information as may reasonably be required by Beneficiary, or granting reasonable access to Beneficiary in order to obtain such information, including, without limitation, updated environmental information and appraisals; and (c) appointing as its agent a registrar and transfer agent, which agent shall maintain, subject to such reasonable regulations as such agent shall provide, such books and records as may be necessary for the registration and transfer of the Note and this Deed of Trust, all in a manner acceptable to Beneficiary in its sole unfettered discretion. Grantor hereby agrees that Beneficiary may forward to each potential purchaser, transferee, assignee, service, trustee, participant or investor in any Covered Transaction, or to any rating agency, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Debt, the Property, Grantor or any guarantor or indemnitor of the Secured Debt that has been furnished by Grantor or any other party in connection with the Secured Debt, as Beneficiary may, in its sole unfettered discretion, determine is necessary or desirable. Any transfer contemplated above will exclude transfers to an institution whose main business is the buying, selling, or operating of destination retail, ski, or golf resorts, marinas, campgrounds, manufacturers’ outlet centers, or vacation ownership interests.

10.15 Acknowledgment of Receipt. Grantor hereby acknowledges receipt, without charge, of a true and complete copy of this Deed of Trust.

10.16 Time of the Essence. Time is of the essence of each and every payment and/or performance obligation of Grantor and the Guarantor under this Deed of Trust or any of the other Loan Documents.

10.17 Exhibits. The following are the Exhibits referred to in this Deed of Trust, which are hereby incorporated by reference herein:

Exhibit A - Property Description

10.18 Unsecured Portion of Indebtedness. If any part of the Secured Debt cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on the Secured Debt first in discharge of that portion thereof which is unsecured by this Deed of Trust.

10.19 Partial Releases. For purposes of this Section, the Property and each property securing an Affiliate Loan are collectively designated the “Parcels.” Subject to Beneficiary’s approval, Beneficiary will allow up to four Parcels to be released from this Deed of Trust and the Deeds of Trust or Mortgages securing the Affiliate Loans. At the time of the partial release, Grantor will pay off 110% of the Note amount allocated to the Parcel(s) being released, plus any applicable Reinvestment Charge. The excess principal being paid off will be used to reduce the principal balances of the remaining Notes on a pro rata basis. Among other factors, Beneficiary’s approval will be subject to the loan to value ratio after the partial release and based on Beneficiary’s internal underwriting, being no higher than the loan to value ratio in effect before the partial release.

The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, this Deed of Trust has been executed and delivered as of the date first above written.

GRANTOR:

CNL INCOME CANYON SPRINGS, LLC, a Delaware limited liability company

By:	/s/ Tammie A. Quinlan
Tammie A. Quinlan, Executive Vice President

STATE OF FLORIDA	’
’
COUNTY OF ORANGE	’

BEFORE ME, the undersigned authority, on this day personally appeared Tammie A. Quinlan, Executive Vice President of CNL Income Canyon Springs, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said limited liability company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 1st day of February, 2007.

/s/ Cathleen A. Coffey
Notary Public
My commission expires:

EXHIBIT A

Property Description